Exhibit 99.4

MARCHEX, INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements give effect to the acquisition of SITA Laboratories, Inc. (d/b/a CallCap) (“CallCap”) and Marchex, Inc. (“Marchex”).

The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Marchex and CallCap. The unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2017 and the nine months ended September 30, 2018, give effect to the acquisition as if it had been completed on January 1, 2017. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it had been completed on September 30, 2018.

The historical financial information has been adjusted to give effect to pro forma adjustments that are (1) directly attributable to the acquisition, (2) factually supportable and (3) for purposes of the pro forma condensed combined statements of operations, expected to have a continuing impact on the consolidated results of Marchex. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies, cost savings or revenue enhancements that may be achieved by the combined companies. In addition, certain nonrecurring expenses expected to be incurred within the first twelve months after the acquisition are also not reflected in the pro forma statements.

The pro forma adjustments are based on preliminary information available as of the date of this current report on Form 8-K/A. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. These preliminary assumptions and estimates are subject to change as Marchex finalizes the valuations of the assets acquired and liabilities assumed in connection with its acquisition of CallCap.

Marchex will evaluate CallCap’s accounting policies to determine if it may be necessary to harmonize any differences in policies. These unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies.

These unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the acquisition taken place on the dates indicated, nor are they indicative of the future combined results of operations or financial position of the combined companies.

The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of: Marchex included in its Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the nine months ended September 30, 2018; and the audited financial statements of CallCap included in this current report on Form 8-K/A as of and for the year ended December 31, 2017 and the unaudited financial statements of CallCap as of September 30, 2018 and for the nine months ended September 30, 2017 and 2018.

On November 20, 2018, Marchex acquired CallCap, a call monitoring and analytics company, for consideration of $25 million in cash in connection with the closing and $10 million in value of shares of Class B common stock (the “Common Stock”) of Marchex calculated based on a 10 day trailing average of Marchex’s Common Stock daily closing price on Nasdaq prior to the closing with 25% of such shares of Common Stock issued on the first, second, third and fourth annual anniversary of the closing (the “Share Purchase Agreement”).

The Share Purchase Agreement contains customary representations and warranties and requires the CallCap stockholders to indemnify Marchex for certain liabilities arising under the Share Purchase Agreement, secured by an escrow and subject to certain limitations and conditions. Marchex has the right to offset the Future Consideration payable under the Merger Agreement to satisfy the indemnification and other obligations under the Merger Agreement of the CallCap stockholders. Marchex has also agreed to file a registration statement to register the shares of Common Stock for resale with the Securities and Exchange Commission within five (5) business days after each issuance.

MARCHEX, INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

(in thousands)

As of September 30, 2018

	Marchex, Inc.	CallCap	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$78,605	$147	$(24,993)	a	$53,759
Accounts receivable, net, including unbilled amounts	13,646	883	—		14,529
Prepaid expenses and other current assets	2,322	60	(7)	b	2,375
Total current assets	94,573	1,090	(25,000)		70,663
Property and equipment, net	2,797	100	—		2,897
Other assets, net	919	—	—		919
Goodwill	—	—	18,956	a	18,956
Intangible assets from acquisitions, net	—	—	15,128	a	15,128
Total assets	$98,289	$1,190	$9,084		$108,563
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$5,258	$397	$(140)	g	$5,515
Accrued expenses and other current liabilities	5,804	—	108	c	5,912
Deferred revenue and deposits	1,165	2	(2)	g	1,165
Other liabilities	—	5	(5)	g	—
Total current liabilities	12,227	404	(39)		12,592
Note payable to stockholder		813	(813)	b	—
Other non-current liabilities	1,155	—	—		1,155
Total liabilities	13,382	1,217	(852)		13,747
Commitments and contingencies
Stockholders' equity:
Class A common stock	53	—	—		53
Class B common stock	368	1,612	(1,578)	a, b	402
Additional paid-in capital	340,047	69	9,914	a, b	350,030
Note receivable from officer	—	(1,612)	1,612	b	—
Accumulated deficit	(255,561)	(96)	(12)	b, c	(255,669)
Total stockholders' equity	84,907	(27)	9,936		94,816
Total liabilities and stockholders' equity	$98,289	$1,190	$9,084		$108,563

See notes to unaudited pro forma condensed combined statements.

MARCHEX, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

(in thousands, except per share amounts)

For the year ended December 31, 2017

	Marchex, Inc.	CallCap	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Revenue	$90,291	$8,542	$—		$98,833
Expenses:
Service costs (1)	49,339	2,041	696	d	52,076
Sales and marketing (1)	15,652	—	784	d	16,436
Product development	18,094	—	933	d	19,027
General and administrative (1)	13,567	3,697	(2,413)	d	14,851
Amortization of intangible assets from acquisitions (2)	—	—	4,150	e	4,150
Total operating expenses	96,652	5,738	4,150		106,540
Income (loss) from operations	(6,361)	2,804	(4,150)		(7,707)
Interest income and other, net	316	18	(18)	h	316
Income (loss) before provision for income taxes	(6,045)	2,822	(4,168)		(7,391)
Income tax expense	42	—	—		42
Net income (loss)	(6,087)	2,822	(4,168)		(7,433)
Dividends applicable to participating securities	(355)	—	—		(355)
Net Income (loss) applicable to common stockholders	(6,442)	2,822	(4,168)		(7,788)
Basic and diluted net income (loss) per Class A share applicable to common stockholders	$(0.16)				$(0.14)
Basic and diluted net income (loss) per Class B share applicable to common stockholders	$(0.15)				$(0.18)
Dividends per share	$0.50				$0.50
Shares used to calculate basic net loss per share applicable to common stockholders
Class A	5,056				5,056
Class B	37,657		3,396		41,053
Shares used to calculate diluted net loss per share applicable to common stockholders
Class A	5,056				5,056
Class B	42,713		3,396		46,109
(1) Excludes amortization of intangibles
(2) Components of amortization of intangible assets
Service costs	$—	$—	$1,134	e	$1,134
Sales and marketing	$—	$—	$1,958	e	$1,958
General and administrative	$—	$—	$1,058	e	$1,058

See notes to unaudited pro forma condensed combined statements.

MARCHEX, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

(in thousands, except per share amounts)

For the nine months ended September 30, 2018

	Marchex, Inc.	CallCap	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Revenue	$62,120	$6,836	$—		$68,956
Expenses:
Service costs (1)	35,084	1,580	593	d	37,257
Sales and marketing (1)	10,275	—	712	d	10,987
Product development	11,382	—	791	d	12,173
General and administrative (1)	8,083	3,037	(2,096)	d	9,024
Amortization of intangible assets from acquisitions (2)	—	—	3,112	e	3,112
Acquisition related costs	110	—	(40)	c	70
Total operating expenses	64,934	4,617	3,072		72,623
Income (loss) from operations	(2,814)	2,219	(3,072)		(3,667)
Interest income and other, net	805	14	(14)	h	805
Income (loss) before provision for income taxes	(2,009)	2,233	(3,086)		(2,862)
Income tax expense	32	—	—		32
Net Income (loss) applicable to common stockholders	$(2,041)	$2,233	$(3,086)		$(2,894)
Basic and diluted net income (loss) per Class A and Class B share applicable to common stockholders	$(0.05)				$(0.06)
Shares used to calculate basic net income (loss) per share applicable to applicable to common stockholders
Class A	5,056				5,056
Class B	37,243		3,396		40,639
Shares used to calculate diluted net loss per share applicable to common stockholders
Class A	5,056				5,056
Class B	42,299		3,396		45,695
(1) Excludes amortization of intangibles
(2) Components of amortization of intangible assets
Service costs	$—	$—	$851	e	$851
Sales and marketing	$—	$—	$1,469	e	$1,469
General and administrative	$—	$—	$793	e	$793

See notes to unaudited pro forma condensed combined statements.

MARCHEX, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Pro Forma Adjustments

(a) The purchase price adjustments reflect total consideration of approximately $35.0 million to acquire CallCap, including cash of approximately $25.0 million and 3,395,586 shares of Class B common stock valued at approximately $10.0 million, to be issued over the four-year period following the acquisition date. The issuance of the Class B common stock is not contingent.

The following represents the preliminary estimated fair values of the assets acquired and liabilities assumed as of September 30, 2018 (in thousands):

Cash and cash equivalents	$147
Accounts receivable, net, including unbilled amounts	883
Prepaid expenses and other current assets	53
Fixed assets	100
Identifiable intangible assets	15,128
Liabilities assumed	(257)
Net assets acquired	16,054
Goodwill	18,956
Total	$35,010

Goodwill represents the excess of the purchase price over the fair value of net assets acquired. The fair value of assets acquired and liabilities assumed are based upon preliminary estimates. The final amounts recorded may differ materially from the information presented. Any changes to the initial estimates of the fair value of the acquired assets and assumed liabilities will be recorded as adjustments to those assets and liabilities and the residual amounts will adjust goodwill.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the business combination.

(b) Represents the elimination of the historical stockholders’ equity account of CallCap and settlement of note payable to officer and note receivable from stockholder.

(c) Represents estimated non-recurring acquisition related costs such as legal, accounting, valuation, and other professional services and expenses associated with the acquisition that (1) Marchex has incurred for the nine month period ended September 30, 2018 and have been excluded from the Unaudited Pro Forma Condensed Combined Statements of Operations, or (2) Marchex expects to incur subsequent to September 30, 2018 and have been presented in the Unaudited Pro Forma Condensed Combined Balance Sheet.

(d) Represents the reclassification of expenses included as selling, general and administrative in historical CallCap financials into the financial statement categories of Marchex.

(e) Represents the amortization of identifiable intangible assets associated with the acquisition of CallCap including customer relationships, tradenames, technologies, and non-compete agreements, which are amortized over their preliminary estimated useful lives ranging from 24 to 60 months. The amortization amounts are based on the preliminary estimates of fair value.

(f) Due to the historical losses incurred by Marchex, no tax benefit associated with the pro forma adjustments has been assumed.

(g) Represents elimination of certain estimated liabilities not assumed by Marchex.

(h) Represents elimination of intercompany interest expense and income on note receivable from officer and note payable to stockholder.